UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2023

SHUAA PARTNERS ACQUISITION CORP I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41311	98-1627500
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

190 Elgin Avenue George Town, Grand Cayman, Cayman Islands	KY1-9008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +971 4 330 3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value per share, and one-half of one redeemable warrant	SHUAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001	SHUA	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share for $11.50 per share	SHUAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On November 14, 2023, SHUAA Partners Acquisition Corp I, a Cayman Islands exempted company (the “Company”), announced that it will be unable to consummate an initial business combination and intends to dissolve and liquidate in accordance with the provisions of its Amended and Restated Memorandum and Articles of Association, as amended (“Liquidation”). As previously disclosed in the Company’s Current Report on Form 8-K filed on October 10, 2023, the Company extended the date by which the Company had to consummate a business combination from October 4, 2023 to November 4, 2023. After careful consideration of the current SPAC market and after having completed an extensive search, the Company has not found a suitable target and therefore has determined it would be unable to deliver a high quality transaction to shareholders even with another extension. Therefore, the Company determined not to further extend the term the Company has to complete an initial business combination beyond November 4, 2023 and instead proceed with the Liquidation.

As of the close of business on November 17, 2023, the Class A ordinary shares that were included in the units issued in the Company’s initial public offering (“Public Shares”) will be deemed cancelled, and each Public Share will represent only the right to receive a redemption amount equal to the aggregate amount then on deposit in the trust account established in connection with the Company’s initial public offering (the “Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares. The Company anticipates that the last day of trading of the Public Shares and the Company’s publicly traded units and warrants will be on or around November 16, 2023 and trading of Public Shares will be suspended effective before the opening of markets on November 17, 2023.

In order to provide for the disbursement of funds from the Trust Account, the Company has instructed the trustee of the Trust Account to take all necessary actions to liquidate the securities held in the Trust Account. The proceeds of the Trust Account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders will receive their pro rata portion of the proceeds of the Trust Account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after November 17, 2023.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants.

The Company’s initial shareholders will not be entitled to liquidating distributions from the Trust Account as a result of their ownership of Class A ordinary shares that were converted from Class B ordinary shares on June 1, 2023. However, if the Company’s initial shareholders have acquired Public Shares, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares.

The Company expects that Nasdaq will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

On November 14, 2023, the Company issued a press release announcing that it intends to dissolve and liquidate in accordance with the provisions of its Amended and Restated Memorandum and Articles of Association and the Investment Management Trust Agreement and will redeem all of its Public Shares. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 14, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2023	SHUAA PARTNERS ACQUISITION CORP I

	By:	/s/ Fawad Tariq Khan
	Name:	Fawad Tariq Khan
	Title:	Chief Executive Officer